UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                  SCHEDULE 14A

               PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant |X| Filed by a Party other than the Registrant|_|

Check the appropriate box:

|_| Preliminary Proxy Statement


|_| CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
    BY RULE 14A-6(E)(2))


|_| Definitive Proxy Statement


|_| Definitive Additional Materials


|X| Soliciting Material Pursuant to ss.240.14a-12




                               LUCENT TECHNOLOGIES INC.

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               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




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    (NAME OF PERSON(S) FILING PROXY STATEMENT IF OTHER THAN THE REGISTRANT)


Payment of Filing Fee (Check the appropriate box):

|X| No fee required


|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


    1) Title of each class of securities to which transaction applies:



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    2) Aggregate number of securities to which
       transaction applies:



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    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):



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    4) Proposed maximum aggregate value of transaction:



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    5) Total fee paid:



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|_| Fee paid previously with preliminary materials.


|_| Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:



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    2) Form Schedule or Registration Statement No.:



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    3) Filing Party:



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    4) Date Filed:



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

The following letter was sent to certain shareholders of Lucent Technologies Inc. on August 17-18, 2006.


                                                [Lucent Technologies Inc. Logo]


August 17, 2006

Dear Shareowner,

As you know, on April 2, 2006, Lucent Technologies announced its plans to merge with Alcatel. The primary driver of the combination is to generate significant growth in revenues and earnings based on the market opportunities for next-generation networks, services and applications, while yielding significant synergies from the combination of the two companies. The transaction will build upon the complementary strengths of each company and the combined company's increased scale, scope and global capabilities will enhance its long-term value for shareowners, customers and employees.

As previously stated, the merger is subject to customary regulatory and governmental reviews in the United States, Europe and elsewhere (several of which have already been obtained), as well as the approval by shareowners of both Lucent and Alcatel.

From a Lucent standpoint, approving the merger transaction REQUIRES APPROVAL BY THE HOLDERS OF MORE THAN 50 PERCENT OF LUCENT'S TOTAL NUMBER OF OUTSTANDING SHARES.

As you may know, Lucent has scheduled a special meeting of its shareowners for Thursday, Sept. 7, 2006, to provide shareowners with the opportunity to vote on the proposed merger. Shareowners of record as of July 17, 2006, are entitled to vote on the proposed merger and are urged do so in advance of the meeting by submitting their proxy over the Internet, by telephone or by mail.

As of today, we have not received a proxy for the Lucent stock that you owned as of the record date. Whether or not you plan to attend the special meeting, if you have not voted, we urge you to do so as soon as possible given the importance of your vote - if you do not vote, that is equivalent to voting against the merger. Please see the enclosed proxy card for detailed instructions on voting. Additional information is included in the definitive proxy statement, which is available from MacKenzie Partners (Collect 212-929-5500 or Toll-Free 800-322-2885) and Morrow & Co. (Toll-Free 800-573-4370). Additionally, they can provide you assistance in voting your shares.

I thank you for your continued support of Lucent and look forward to beginning this exciting chapter in our company's history.

Sincerely,

/s/ Patricia Russo
Patricia Russo
Chairman and Chief Executive Officer

SAFE HARBOR FOR FORWARD LOOKING STATEMENTS
This letter contains forward looking statements regarding the proposed transaction between Lucent and Alcatel, including, among others, benefits and synergies of the proposed transaction, that are based on current expectations in addition to managements' assumptions. These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to assess. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. These risks and uncertainties are based upon a number of important factors including those discussed in the definitive proxy statement/prospectus, dated August 4, 2006 relating to the proposed transaction as well as other filings by Lucent and Alcatel with the U.S. Securities and Exchange Commission (the "SEC'"). Lucent disclaims any intention or obligation to update any forward-looking statements.

IMPORTANT ADDITIONAL INFORMATION FILED WITH THE SEC
In connection with the proposed combination of Lucent and Alcatel, Alcatel filed a registration statement and the parties filed a proxy statement/prospectus with the United States Securities and Exchange Commission (the "SEC"). The registration statement and the proxy statement/prospectus contain important information and investors are urged to read them. Investors and security holders may obtain free copies of documents filed with the SEC by Lucent and Alcatel through the web site maintained by the SEC at www.sec.gov. Further information on Alcatel, Lucent or their proposed combination may be obtained from the Lucent at www.lucent.com or 1-908-582-8500 and from Alcatel at www.alcatel.com or 33-1-40-76-10-10.